                                                                      Exhibit 1

--------------------------------------------------------------------------------
                             CHART INDUSTRIES, INC.

                                       and

                               NATIONAL CITY BANK,

                                 as Rights Agent

                                Rights Agreement

                             Dated as of May 1, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page

                                                                                                               ----

Section 1.   Certain Definitions...................................................................................1

Section 2.   Appointment of Rights Agent...........................................................................5

Section 3.   Issue of Right Certificates...........................................................................5

Section 4.   Form of Right Certificates............................................................................8

Section 5.   Countersignature and Registration.....................................................................8

Section 6.   Transfer,  Split Up,  Combination  and Exchange of Right  Certificates;  Mutilated,  Destroyed,
             Lost or Stolen Right Certificates.....................................................................9

Section 7.   Exercise of Rights; Purchase Price: Expiration Date of Rights........................................10

Section 8.   Cancellation and Destruction of Right Certificates...................................................12

Section 9.   Availability of Preferred Stock......................................................................12

Section 10.  Preferred Stock Record Date..........................................................................13

Section 11.  Adjustment of Purchase Price, Number of Shares or Number of Rights...................................14

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares...........................................25

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power.................................25

Section 14.  Fractional Rights and Fractional Shares..............................................................27

Section 15.  Rights of Action.....................................................................................29



Section 16.  Agreement of Right Holders...........................................................................29

Section 17.  Right Certificate Holder Not Deemed a Stockholder....................................................30

Section 18.  Concerning the Rights Agent..........................................................................31

Section 19.  Merger or Consolidation or Change of Name of Rights Agent............................................31

Section 20.  Duties of Rights Agent...............................................................................33

Section 21.  Change of Rights Agent...............................................................................35

Section 22.  Issuance of New Right Certificates...................................................................37

Section 23.  Redemption...........................................................................................37

Section 24.  Exchange.............................................................................................38

Section 25.  Notice of Certain Events.............................................................................40

Section 26.  Notices..............................................................................................41

Section 27.  Supplements and Amendments...........................................................................42

Section 28.  Successors...........................................................................................43

Section 29.  Benefits of this Agreement...........................................................................43

Section 30.  Severability.........................................................................................43

Section 31.  Governing Law........................................................................................44

Section 32.  Counterparts.........................................................................................44


                                      (ii)


Section 33.  Descriptive Headings.................................................................................44


                                     (iii)

         Agreement, dated as of May 1, 1998, between Chart Industries, Inc., a Delaware corporation (the "Company"), and National City Bank (the "Rights Agent").

         The Board of Directors of the Company (the "Board") has authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding on June 1, 1998 (the "Record Date"). Each Right represents the right to purchase one one-hundredth of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth. The Board has further authorized and directed the issuance of one Right with respect to each share of Common Stock that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (in each case, as hereinafter defined).

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" means any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (in each case, as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 20% or more of the Common Stock of the Company then outstanding, but does not include the Company, any Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan. Notwithstanding anything in the preceding sentence, no Person will become an Acquiring Person as the result of an acquisition of Common Stock or other transaction by the

                                      (1)

Company that reduces the number of shares of Common Stock outstanding and, therefore increases the aggregate percentage of Common Stock beneficially owned by such Person to 20% or more of the Common Stock outstanding after the transaction by the Company. However, if the Person referred to in the preceding sentence later becomes the Beneficial Owner of additional shares of Common Stock, then such Person will be an Acquiring Person. Upon (a) a determination by the Board in good faith that such Person inadvertently became the Beneficial Owner of the additional shares of Common Stock and (b) the divestiture as promptly as possible by such Person of a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person pursuant to the first sentence of this section 1(a), then such Person will not be an Acquiring Person for any purpose under this Agreement.

         (b) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

         (c) A Person is deemed the "Beneficial Owner" of and is deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange

                                      (2)
rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person is not deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person is not deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

         Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.



                                      (3)

         (d) "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         (e) "Close of business" on any given date means 5:00 P.M., Cleveland, Ohio time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day, close of business means 5:00 P.M., Cleveland, Ohio time, on the next succeeding Business Day.

         (f) "Common Stock" when used with reference to the Company means the shares of common stock, par value $.01 per share, of the Company. "Common Stock" when used with reference to any Person other than the Company means the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         (g) "Distribution Date" has the meaning set forth in Section 3 hereof.

         (h) "Final Expiration Date" has the meaning set forth in Section 7 hereof.

         (i) "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (j) "Preferred Stock" means shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

         (k) "Redemption Date" has the meaning set forth in Section 7 hereof.

         (l) "Shares Acquisition Date" means the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.


                                      (4)

         (m) "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, are also the holders of the Common Stock prior to the Distribution Date) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it deems necessary or desirable.

         Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of shares of Common Stock aggregating 20% or more of the then outstanding Common Stock (including any such date that is after the date of this Agreement and prior to the issuance of the Rights, the earlier of such dates being herein referred


                                      (5)
to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Company shall prepare and execute, the Rights Agent shall countersign, and the Company shall send or cause to be sent (and the Rights Agent shall, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) On the Record Date, or as soon as practicable thereafter, the Company shall send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, the Rights will be evidenced until the Distribution Date by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of


                                      (6)

Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

         (c) Certificates for Common Stock which become outstanding (including, without limitation, reacquired Common Stock referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date will have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Chart Industries, Inc. and National City Bank dated as of May 1, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Chart Industries, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Chart Industries, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates are evidenced by such certificates alone, and the surrender for transfer of any such certificate also constitutes the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock will be deemed canceled and retired so that the Company would not be entitled to exercise any Rights associated with the Common Stock that was no longer outstanding.


                                      (7)

         Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Preferred Stock and of assignment to be printed on the reverse thereof) will be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as are set forth therein at the price per one one-hundredth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a share of Preferred Stock and the Purchase Price will be subject to adjustment as provided herein.

         Section 5. COUNTERSIGNATURE AND REGISTRATION. The Company shall cause the Right Certificates to be (i) executed on its behalf by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, (ii) affixed with the Company seal or a facsimile thereof, and (iii) attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Agent shall manually countersign the Right Certificate, which is not valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless,


                                      (8)
may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, would be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent shall keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request


                                      (9)
in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE: EXPIRATION DATE OF RIGHTS. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a share of Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on June 1,


                                      (10)

2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

         (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock purchasable pursuant to the exercise of a Right is initially $140.00, subject to adjustment from time to time as provided in Section 11 or 13 hereof, and is payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of


                                      (11)
such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

         (d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, the Rights Agent shall issue a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Right Certificate or to the holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. The Company shall deliver all Right Certificates surrendered to the Company or to any of its agents for the purpose of exercise, transfer, split up, combination or exchange for cancellation or in canceled form to the Rights Agent. The Rights Agent shall cancel (i) all such Right Certificates delivered to it by the Company and (ii) all Right Certificates surrendered to the Rights Agent for the purposes enumerated in the preceding sentence; no Right Certificate may be issued in lieu thereof except as expressly permitted by of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. AVAILABILITY OF PREFERRED STOCK. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred


                                      (12)

Stock or any Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock upon the exercise of Rights. The Company is not, however, required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

         Section 10. PREFERRED STOCK RECORD DATE. Each person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights will be deemed for all purposes to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was


                                      (13)
made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person will be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of Preferred Stock for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) If at any time after the date of this Agreement, the Company
(A) declares a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivides the outstanding Preferred Stock, (C) combines the outstanding Preferred Stock into a smaller number of Preferred Stock, or (D) issues any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Company shall proportionately adjust the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on


                                      (14)
such date, so that the holder of any Right exercised after such time will be entitled to receive the aggregate number and kind of shares of capital stock that the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open; PROVIDED, HOWEVER, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                  (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right will thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of shares of Common Stock of the Company as then equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person becomes an Acquiring Person and the Rights are then outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

         From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring


                                      (15)

Person) will be void and no holder of such Rights will thereafter have any right to exercise such Rights under any provision of this Agreement. No Right Certificate will be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate will be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence will be canceled.

                  (iii) In the event that there are not sufficient Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights. In the event the Company, is unable after good faith effort, to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

         (b) In case the Company fixed a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45


                                      (16)
calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred shares")) or securities convertible into Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred shares) less than the then current per share market price of the Preferred Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which is the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Preferred Stock owned by or held for the account of the Company will not be deemed outstanding for the


                                      (17)
purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Company shall adjust the Purchase Price to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) In case the Company fixes a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the then current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which is such current per share market price of the Preferred Stock; PROVIDED, HOWEVER, that in no event will the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Company shall again adjust the Purchase Price to be the Purchase Price which would then be in effect if such record date had not been fixed.


                                      (18)

         (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date means the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price will be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or,


                                      (19)
if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. The term "Trading Day" means a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock will be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock are not publicly traded, the "current per share market price" of the Preferred Stock will be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, "current per share market price" means the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent.

         (e) No adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may be.


                                      (20)

Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Stock will apply on like terms to any such other shares.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Company has exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one


                                      (21)
one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, should be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders would be entitled as a result of such adjustment, or, at


                                      (22)
the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders would be entitled after such adjustment. Right Certificates so to be distributed will be issued, executed and countersigned in the manner provided for herein and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Stock at such adjusted Purchase Price.

         (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or


                                      (23)
securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company is entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion determines to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock are not taxable to such shareholders.

         (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company (i) declares or pay any dividend on the Common Stock payable in Common Stock or (ii) effects a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right will be determined by multiplying the number of one one-hundredths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Stock outstanding immediately


                                      (24)
before such event and the denominator of which is the number of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event will have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) will be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company consolidates with, or merges with and into, any other Person, (b) any Person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock is changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the



                                      (25)

Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, the Company shall make proper provision so that (i) each holder of a Right (except as otherwise provided herein) thereafter has the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of shares of Common Stock of such other Person (including the Company as successor thereto or as the surviving corporation) as then equals the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Stock will thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" thereafter will be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof will thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock thereafter deliverable upon the exercise of the Rights. The Company must not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer must have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company must not enter into any transaction


                                      (26)
of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers.

         Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company is not required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay an amount in cash equal to the same fraction of the current market value of a whole Right to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable. For the purposes of this Section 14(a), the current market value of a whole Right means the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any


                                      (27)
such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the current market value of the Rights means the fair value of the Rights on such date as determined in good faith by the Board.

         (b) The Company is not be required to issue fractional shares of Preferred Stock (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractional shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; PROVIDED, that such agreement provides that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company shall pay an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock to the registered holders of Right Certificates at the time such Rights are exercised as herein provided. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock means the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.


                                      (28)

         (c) The holder of a Right by the acceptance of the Right expressly waives the holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of a share of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of a share of Common Stock), may, on behalf and the benefit of the holder, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, the holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and are entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;


                                      (29)

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

         (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate is entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor should anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate have been exercised in accordance with the provisions hereof.


                                      (30)

         Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

         The Rights Agent is protected and will not incur any liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20 hereof.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation


                                      (31)
succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Right Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.


                                      (32)

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, are bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent is liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

         (d) The Rights Agent is not liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are deemed to have been made by the Company only.


                                      (33)

         (e) The Rights Agent is not responsible (i) in any respect for the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in any respect for the validity or execution of any Right Certificate (except its countersignature thereof); (ii) for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; or (iii) for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required). The Rights Agent does not hereby make any representation or warranty as to (i) the authorization or reservation of any Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or (ii) as to whether any share of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection


                                      (34)
with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

         (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniary interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail,

                                      (35)
and to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, must be a corporation organized and doing business under the laws of the United States or of the State of Ohio (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio), in good standing, having an office in the State of Ohio, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders


                                      (36)
of the Right Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. REDEMPTION. (a) The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

         (b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice will not affect the validity of such redemption. Within 10 days after such


                                      (37)
action of the Board ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, and other than in connection with the purchase of Common Stock prior to the Distribution Date.

         Section 24. EXCHANGE. (a) The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which would not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing sentence, the Board may not effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.


                                      (38)

         (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. The Company shall mail a notice of any such exchange promptly to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In the event that the number of shares of Common Stock issued but not outstanding or authorized but unissued is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights. In the event the Company is unable, after good faith effort, to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of


                                      (39)
shares of Preferred Stock or fraction thereof such that the current per share market price of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.

         (d) The Company is not required to issue fractional shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional stock, the Company shall pay an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock means the closing price of the Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         Section 25. NOTICE OF CERTAIN EVENTS. (a) If the Company proposes (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of


                                      (40)
the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which specifies the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed. In the case of any action covered by clause (i) or (ii) above the Company shall give such notice at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action. In the case of any other action covered by clauses (iii) through (iv) above, the Company shall give notice, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever is earlier.

         (b) If the event set forth in Section 11(a)(ii) hereof occurs, then the Company shall give to each holder of a Right Certificate, in accordance with
Section 26 hereof, a notice of the occurrence of such event as soon as practicable thereafter, describing such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

         Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the


                                      (41)

Company are sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Chart Industries, Inc.
                  5885 Landerbrook Drive, Suite 150
                  Mayfield Heights, Ohio  44124
                  Attention:  President

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent is sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  National City Bank
                  1900 East Ninth Street
                  Cleveland, Ohio 44114
                  Attention:  Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate are sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; PROVIDED, HOWEVER, that from and after such time as any Person becomes an


                                      (42)

Acquiring Person, this Agreement must not be amended in any manner that would adversely affect the interests of the holders of Rights. Without limiting the foregoing sentence, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (i) the sum of
 .001% and the largest percentage of the outstanding Common Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan) and (ii) 10%.

         Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement should be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement is for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

         Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this


                                      (43)

Agreement will remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 31. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of [Delaware] and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts should for all purposes be deemed to be an original, and all such counterparts together constitute but one and the same instrument.

         Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and should not control or affect the meaning or construction of any of the provisions hereof.

                      *   *   *   *   *   *   *   *


                                      (44)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                         CHART INDUSTRIES, INC.

Attest:

By /s/ Suzanne Lines                     By  /s/ Don A. Baines
  ---------------------------------         ------------------------------------
Title: Executive Assistant               Title: Chief Financial Officer and Treasurer

Attest:                                  NATIONAL CITY BANK

By /s/ Sherry L. Damore                  By /s/ David B. Davis
  ---------------------------------         ------------------------------------
Title: Vice President                    Title:  Vice President

                                      (45)

                                                                       EXHIBIT A



                                     Form of

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                             CHART INDUSTRIES, INC.

        (Pursuant to Section 151 of the Delaware General Corporation Law)

                  Chart Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on April 30, 1998:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                  Series A Junior Participating Preferred Stock:

                  Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                  Section 2. DIVIDENDS AND DISTRIBUTIONS.

                  (A) Subject to the rights of the holders of any shares of any series of Serial Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A

Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.  CERTAIN RESTRICTIONS.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the

Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                  Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7. CONSOLIDATION MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

                  Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                  Section 10. AMENDMENT. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, this Certificate of Amendment is executed on behalf of the Corporation by its President and attested by its Secretary this _____ day of June, 1998.


                                               ---------------------------------

Attest:



---------------------------------

                                                                       EXHIBIT B
                                                                       ---------



                            Form of Right Certificate

Certificate No. R-     _____ Rights

         NOT EXERCISABLE AFTER JUNE 1, 2008, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                Right Certificate



                             CHART INDUSTRIES, INC.

                  This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May 1, 1998 (the "Rights Agreement"), between Chart Industries, Inc., a Delaware corporation (the "Company"), and National City Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Cleveland time, on June 1, 2008, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A

Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of the Company, at a purchase price of $140.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of June 1, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right

Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, without par value.

                  No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, 1998.

ATTEST:                                              CHART INDUSTRIES, INC.

                                            By
--------------------------------              --------------------------------




Countersigned:

NATIONAL CITY BANK

By
  ------------------------------
         Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, 1998

                                           ------------------------------------
                                           Signature

Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

-----------------------------------

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                           ------------------------------------
                                           Signature

-------------------------------------------

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)

To:  CHART INDUSTRIES, INC.

                  The undersigned hereby irrevocably elects to exercise ____________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

Dated:  _______________, 1998

                                            ------------------------------------
                                            Signature

Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

---------------------------------

                  The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                    ----------------------------
                                                    Signature

----------------------------------------------------


                                     NOTICE
                                     ------

                  The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

                  On April 30, 1998, the Board of Directors of Chart Industries, Inc. (the "Company") declared a dividend of one Series A Junior Participating Preferred Stock purchase right (a "Right") for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The dividend is payable on June 15, 1998 to the stockholders of record on June 1, 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company at a price of $140.00 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and National City Bank, as Rights Agent (the "Rights Agent").

                  Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate.

                  The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with, and only with, the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, with or without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on June 1, 2008 (the "Final Expiration Date") unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                  The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per Common Stock. These rights are protected by customary antidilution provisions.

                  Because of the nature of the Preferred Stock's dividend, voting, and liquidation rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

                  In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

                  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the then-outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth shares of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

                  At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Stock, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of 0.001% and the largest percentage of the outstanding Common Stock then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10.0%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated June __, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                       4